UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  August 4, 2017
OLD PSG WIND-DOWN LTD.
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	001-36506 (Commission File Number)	Not Applicable (I.R.S. Employer Identification Number)

100 Domain Drive Exeter, NH (Address of principal executive offices)	03833-4801 (Zip Code)

Registrant’s telephone number, including area code:  (603) 610-5802
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Officers; Election of Directors; Appointment of  Certain Officers; Compensatory Arrangements of Certain Officers.
On August 7, 2017, Old PSG Wind-down Ltd. (the “Company”) announced that Roman Doroniuk has been appointed to the Board of Directors of the Company (the “Board”), effective August 4, 2017. The Company also announced the resignation of Bernard McDonell from the Board, effective August 4, 2017.
In addition, the Company announced the resignation of Michael J. Wall, effective August 4, 2017, who has been acting in the capacity of President of the Company since the completion of the sale of substantially all of the assets of the Company and its North American subsidiaries.
Further details are contained in the press release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01          Financial Statements and Exhibits.
(d)          Exhibits.
Exhibit No.	Description

99.1	Press Release, dated August 7, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 7, 2017
OLD PSG WIND-DOWN LTD.

By:	/s/ Brian J. Fox
	Name:	Brian J. Fox
	Title:	Chief Restructuring Officer